April 25, 2003


FOR IMMEDIATE RELEASE:


CONTACT:
     Betty J. Long, President
     Kentucky First Bancorp, Inc.
     308 North Main Street
     Cynthiana, Kentucky 41031


KENTUCKY FIRST BANCORP, INC. REPORTS NET EARNINGS FOR THE NINE AND THREE MONTHS ENDED MARCH 31, 2003


CYNTHIANA, KENTUCKY - Kentucky First Bancorp, Inc. (AMEX: KYF), the holding company for First Federal Savings Bank, Cynthiana, Kentucky, reported net earnings of $710,000, or $.79 diluted earnings per share, for the nine months ended March 31, 2003, an increase of $19,000, or 2.7%, compared to the $691,000, or $.75 diluted earnings per share, reported for the nine months ended March 31, 2002. The increase in net earnings was due primarily to $52,000, or 2.5%, increase in net interest income and an $80,000 decrease in the provision for losses on loans, which were partially offset by a $76,000, or 6.3%, increase in general, administrative and other expense and a $25,000 increase in federal income taxes.

Net earnings for the three months ended March 31, 2003, totaled $206,000, or $.23 diluted earnings per share, compared to $261,000, or $.28 diluted earnings per share, for the three months ended March 31, 2002. The decrease in net earnings for the three months ended March 31, 2003, was due primarily to a $41,000 decrease in net interest income and a $38,000 increase in general, administrative and other expense, which were partially offset by a $24,000 decrease in federal income taxes.

Kentucky First  Bancorp,  Inc.  reported  total assets of $75.8  million,  total
liabilities  of  $62.8  million,   including  deposits  of  $53.8  million,  and
shareholders' equity of $13.1 million.

First Federal Savings Bank has served the Cynthiana area since 1888 and currently has two office locations in Cynthiana.

                          KENTUCKY FIRST BANCORP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)

                                                            MARCH 31,   JUNE 30,
         ASSETS                                                 2003       2002

Cash and cash equivalents                                    $ 5,097     $ 3,679
Investment securities                                         14,461      11,105
Mortgage-backed securities                                    19,145      22,204
Loans receivable                                              34,461      39,355
Other assets                                                   2,683       3,329
                                                             -------     -------
         Total assets                                        $75,847     $79,672
                                                             =======     =======
         LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits                                                     $53,806     $54,119
Advances from the Federal Home Loan Bank                       8,181      11,794
Other liabilities                                                798         609
                                                             -------     -------
         Total liabilities                                    62,785      66,522

Shareholders' equity                                          13,062      13,150
                                                             -------     -------
         Total liabilities and shareholders' equity          $75,847     $79,672
                                                             =======     =======

                          KENTUCKY FIRST BANCORP, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                        (In thousands, except share data)

                                                                   NINE MONTHS ENDED                THREE MONTHS ENDED
                                                                        MARCH 31,                        MARCH 31,
                                                                   2003           2002              2003             2002
Total interest income                                            $3,493         $3,932            $1,097           $1,285

Total interest expense                                            1,375          1,866               410              557
                                                                 ------         ------            ------           ------
         Net interest income                                      2,118          2,066               687              728

Provision for (recoveries of) losses on loans                       (50)            30                --                9
                                                                 ------         ------            ------           ------
         Net interest income after provision
           for (recoveries of) losses on loans                    2,168          2,036               687              719

Other income                                                        143            155                43               51

General, administrative and other expense                         1,288          1,212               435              397
                                                                 ------         ------            ------           ------
         Earnings before income taxes                             1,023            979               295              373

Federal income taxes                                                313            288                89              112
                                                                 ------         ------            ------           ------
         NET EARNINGS                                            $  710         $  691            $  206           $  261
                                                                 ======         ======            ======           ======
         EARNINGS PER SHARE

         Basic                                                   $  .83         $  .78            $  .24           $  .30
                                                                 ======         ======            ======           ======
         Diluted                                                 $  .79         $  .75            $  .23           $  .28
                                                                 ======         ======            ======           ======
         WEIGHTED-AVERAGE SHARES OUTSTANDING

         Basic                                                  852,390        887,023           843,824          880,362
                                                                =======        =======           =======          =======
         Diluted                                                900,758        920,806           897,696          915,128
                                                                =======        =======           =======          =======